Exhibit 99.1
Viant Technology Announces Second
Quarter 2026 Financial Results
Achieved record second quarter results across all key metrics
Revenue increased 34% year-over-year
Contribution ex-TAC increased 24% year-over-year
Adjusted EBITDA increased 26% year-over-year
CTV advertiser spend(1) increased nearly 50% year-over-year
IRVINE, Calif., August 10, 2026 – Viant Technology Inc. (Nasdaq: DSP), a leader in AI-powered programmatic advertising, today reported financial results for its second quarter ended June 30, 2026.
"Viant delivered record second-quarter results, exceeding the high end of our guidance range across both top and bottom lines," said Tim Vanderhook, Co-Founder and CEO of Viant. "As indicated by our strong financial performance, we believe Viant is entering into a new phase of accelerated growth, propelled by the continued adoption of our platform by major U.S. advertisers. Viant has successfully evolved into an advertising intelligence company, and our differentiated value proposition is resonating with advertisers and agencies more effectively than ever before. Leveraging Lattice Brain, our AI-powered decisioning architecture, Viant is built to partner with advertisers and empower clients with proprietary intelligence spanning identity, content, and viewer attention, each of which provides actionable insights that inform purchasing decisions and support optimal campaign outcomes."
Second Quarter 2026 Financial Highlights, year-over-year (in thousands, except percentages and per share data):

	2026	2025	Change (%)

	(NM = Not Meaningful)
GAAP
Revenue	$104,254	$77,853	34%
Gross profit	$45,544	$35,883	27%
Net income (loss)	$(1,836)	$1,787	(203)%
Net income (loss) as a percentage of gross profit	(4)%	5%	NM
Net income (loss) attributable to Viant Technology Inc.	$(111)	$290	(138)%
Earnings (loss) per share of Class A common stock—basic	$(0.01)	$0.02	(150)%
Earnings (loss) per share of Class A common stock—diluted	$(0.03)	$0.02	(250)%
Class A and Class B common shares outstanding (as of June 30)	66,455
Cash and cash equivalents (as of June 30)	$193,053

Non-GAAP(2)
Contribution ex-TAC	$60,204	$48,372	24%
Adjusted EBITDA	$14,208	$11,283	26%
Adjusted EBITDA as a percentage of contribution ex-TAC	24%	23%	NM
Non-GAAP net income	$9,869	$8,012	23%
Non-GAAP earnings per share of Class A common stock—basic	$0.15	$0.10	50%
Non-GAAP earnings per share of Class A common stock—diluted	$0.12	$0.09	33%
Recent Business Highlights:
•Began testing TVision's pre-bid attention intelligence in Viant’s technology stack in an effort to provide advertisers with a first-of-its-kind solution, capable of targeting, valuing and measuring CTV ad inventory based on verified attention metrics.
•CTV spend increased nearly 50% representing over 50% of total advertiser spend on the platform and reached a record high in the second quarter.

•Over 80% of CTV spend was transacted through Direct Access, a steep increase from over 50% in Q1 2026.
•Appointed Craig Abrahams, former President and CFO of Playtika, to Viant's Board as an independent director, adding more than 25 years of technology, digital media and strategic M&A experience.
•Viant was recognized for its advances in CTV and AI with the 2026 "CTV Innovation Award," marking Viant's third consecutive MarTech Breakthrough Award.
"We are seeing strong momentum across our business, as evidenced by the meaningful acceleration in revenue and contribution ex-TAC exhibited in the second quarter. Revenue increased 34%, exceeding the high-point of our guidance, while Contribution ex-TAC increased 24%, near the high-end of our guidance. We increased adjusted EBITDA by 26%, exceeding the high-point of our guidance," stated Larry Madden, CFO of Viant. "Integration of TVision's eyes-on-screen attention intelligence across Viant's broader technology stack is pacing well ahead of initial expectations and we are encouraged by growing advertiser enthusiasm to deploy our exclusive, first-of-its kind attention targeting solution on a pre-bid basis."
For the third quarter 2026, the Company expects:
•Revenue in the range of $107.5 million to $110.5 million
•Contribution ex-TAC in the range of $65.0 million to $67.0 million
•Non-GAAP operating expenses in the range of $46.5 million to $47.5 million
•Adjusted EBITDA in the range of $18.5 million to $19.5 million
Contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income, and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles ("GAAP"). Reconciliations of these non-GAAP financial measures to Viant’s financial results as determined in accordance with GAAP are included at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.” For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see “Non-GAAP Financial Measures” in this press release. We are not able to estimate gross profit, total operating expenses or net income (loss) on a forward-looking basis or reconcile the guidance provided for contribution ex-TAC, non-GAAP operating expenses, or adjusted EBITDA to the closest corresponding GAAP financial measures on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from these non-GAAP financial measures; in particular, the impact of future traffic acquisition costs and other platform operations expenses, as well as the measures and effects of our stock-based compensation related to equity grants that are directly impacted by unpredictable fluctuations in our share price and the potential forfeitures of equity grants. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
(1)We define advertiser spend as the total amount billed to our customers for activity on our platform inclusive of the costs of advertising media, third-party data, other add-on features and our platform fee we charge customers.
(2)For a discussion on how we define, use and calculate these non-GAAP financial measures and a reconciliation thereof to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures” and the supplementary schedules under “Reconciliation of Non-GAAP Financial Measures” in this press release.
Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through Viant’s Investor Relations website at investors.viantinc.com.
As of June 30, 2026, there were 21,052,546 shares of the Company's Class A common stock outstanding and 45,402,216 shares of the Company's Class B common stock outstanding. For more information, please refer to our Quarterly Report on Form 10-Q expected to be filed with the Securities and Exchange Commission ("SEC") on August 10, 2026.

Conference Call and Webcast Details:
Viant will host a conference call and webcast to discuss its financial results on Monday, August 10, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call. Viant Technology has used, and intends to continue to use, the “Investor Relations” section of its website at investors.viantinc.com, its LinkedIn account, the LinkedIn account of its Chief Executive Officer, Tim Vanderhook, the LinkedIn account of its Chief Operating Officer, Chris Vanderhook, its X (formerly known as Twitter) account (@viant_tech), and Chris Vanderhook's X account (@cvanderhook) to post information that may be important to investors. Investors and potential investors are encouraged to consult Viant Technology’s website and the foregoing LinkedIn and X accounts regularly for important information.
About Viant
Viant Technology Inc. (Nasdaq: DSP) is an exclusively buy-side AI-powered advertising platform purpose-built for CTV. Viant uniquely combines proprietary content intelligence, household-level identity resolution, and person-level attention signals to connect advertisers with real customers and drive measurable outcomes across the open internet. Through its award-winning AI solutions, Viant is building the future of autonomous advertising, where AI doesn't just assist the campaign, it delivers real results. Learn more at viantinc.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.
Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “expect,” “estimate,” “commit,” “ensure,” “target,” “project,” “plan,” “will,” or words or phrases with similar meaning.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, Viant’s projected financial performance and operating results, including our guidance for revenue, contribution ex-TAC, non-GAAP operating expenses, and adjusted EBITDA, as well as statements regarding Viant’s growth prospects and drivers, strategic priorities, the benefits of Viant’s acquisition of TVision, including enhanced capabilities and expected tailwinds for Viant’s financial results, and impacts from the ViantAI product suite and other offerings. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising may develop slower or differently than Viant’s expectations, the demands and expectations of customers, the ability to attract and retain customers, the impact of information and data privacy trends and regulations on our business and competitors, risks related to the use of artificial intelligence technologies, and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Investors are referred to our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.
Media Contact:
Marielle Lyon
press@viantinc.com
Investor Contact:
Nick Zangler
nzangler@viantinc.com

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$104,254	$77,853	$192,792	$148,495
Operating expenses(1):
Platform operations	58,710	41,970	110,875	82,050
Sales and marketing	20,474	15,484	36,751	29,713
Technology and development	10,840	7,691	17,978	14,602
General and administrative	18,082	12,696	34,998	26,977
Total operating expenses	108,106	77,841	200,602	153,342
Income (loss) from operations	(3,852)	12	(7,810)	(4,847)
Other expense (income), net:
Interest income, net	(1,254)	(1,484)	(2,616)	(3,208)
TRA remeasurement expense	—	—	—	325
Total other expense (income), net	(1,254)	(1,484)	(2,616)	(2,883)
Income (loss) before income taxes	(2,598)	1,496	(5,194)	(1,964)
Provision for (benefit from) income taxes	(762)	(291)	(1,168)	(444)
Net income (loss)	(1,836)	1,787	(4,026)	(1,520)
Less: Net income (loss) attributable to noncontrolling interests	(1,725)	1,497	(3,460)	(620)
Net income (loss) attributable to Viant Technology Inc.	$(111)	$290	$(566)	$(900)
Earnings (loss) per share of Class A common stock:
Basic	$(0.01)	$0.02	$(0.03)	$(0.06)
Diluted	$(0.03)	$0.02	$(0.06)	$(0.06)
Weighted-average shares of Class A common stock outstanding:
Basic	19,695	15,996	18,767	16,216
Diluted	65,193	19,903	64,328	16,216
(1) Stock-based compensation and depreciation and amortization included in operating expenses are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Stock-based compensation:
Platform operations	$955	$998	$1,643	$1,890
Sales and marketing	3,304	1,819	5,707	3,319
Technology and development	2,467	1,037	3,443	1,795
General and administrative	3,224	2,489	5,734	4,978
Total stock-based compensation	$9,950	$6,343	$16,527	$11,982

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Depreciation and amortization:
Platform operations	$4,761	$3,674	$9,578	$7,246
Sales and marketing	130	79	226	153
Technology and development	510	717	984	1,307
General and administrative	163	89	249	177
Total depreciation and amortization	$5,564	$4,559	$11,037	$8,883

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$193,053	$191,151
Accounts receivable, net of allowances	145,142	177,139
Prepaid expenses and other current assets	12,235	7,902
Total current assets	350,430	376,192
Property, equipment, and software, net	37,603	35,069
Operating lease assets, net	20,277	19,689
Intangible assets, net	14,500	2,899
Goodwill	32,602	19,190
Deferred tax assets	34,138	17,524
Other assets	8,887	4,100
Total assets	$498,437	$474,663
Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$66,619	$83,520
Accrued liabilities	57,224	50,828
Accrued compensation	9,708	12,988
Deferred revenue	2,240	583
Current portion of operating lease liabilities	5,236	5,080
Other current liabilities	8,826	4,036
Total current liabilities	149,853	157,035
Long-term debt	—	—
Long-term portion of operating lease liabilities	16,902	16,668
Long-term portion of TRA liability	12,855	12,159
Total liabilities	179,610	185,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value
Authorized shares — 10,000,000
Issued and outstanding — none	—	—
Class A common stock, $0.001 par value
Authorized shares — 450,000,000
Issued — 21,052,546 and 18,271,293	21	18
Outstanding — 21,052,546 and 17,593,198
Class B common stock, $0.001 par value
Authorized shares — 150,000,000
Issued and outstanding — 45,402,216 and 45,717,216	45	46
Additional paid-in capital	217,876	182,744
Accumulated deficit	(104,493)	(91,751)
Treasury stock, at cost; 0 and 678,095 shares held	—	(8,920)
Total stockholders’ equity attributable to Viant Technology Inc.	113,449	82,137
Noncontrolling interests	205,378	206,664
Total equity	318,827	288,801
Total liabilities and stockholders’ equity	$498,437	$474,663

VIANT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,026)	$(1,520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,037	8,883
Stock-based compensation	16,527	11,982
Provision for doubtful accounts	972	419
Loss on disposal of assets	157	—
Noncash lease expense	2,506	2,101
Deferred taxes	(1,435)	—
Changes in operating assets and liabilities:
Accounts receivable	31,950	11,194
Prepaid expenses and other assets	(6,431)	3,008
Accounts payable	(19,923)	(4,413)
Accrued liabilities	5,422	(8,887)
Accrued compensation	(3,588)	(2,152)
Deferred revenue	(38)	5
Operating lease liabilities	(2,711)	(2,243)
Other liabilities	846	(1,895)
Net cash provided by operating activities	31,265	16,482
Cash flows from investing activities:
Purchases of property and equipment	(1,029)	(599)
Capitalized software development costs	(8,847)	(7,923)
Cash paid for acquisitions, net of cash acquired	(15,438)	(544)
Cash paid for investments	—	(3,500)
Net cash used in investing activities	(25,314)	(12,566)
Cash flows from financing activities:
Repurchase of stock related to tax withholdings on vested equity awards	(3,121)	(3,232)
Repurchase of stock related to the stock repurchase program	(987)	(28,117)
Payment of member tax distributions	(665)	(6,620)
Proceeds from the exercise of stock options	1,003	1,821
Payment on tax receivable agreement liability	(279)	—
Net cash used in financing activities	(4,049)	(36,148)
Net increase (decrease) in cash and cash equivalents	1,902	(32,232)
Cash and cash equivalents at beginning of period	191,151	205,048
Cash and cash equivalents at end of period	$193,053	$172,816

Non-GAAP Financial Measures
To provide investors and others with additional information regarding Viant’s results, we have included in this press release the following financial measures that are not calculated in accordance with GAAP: contribution ex-TAC, non-GAAP operating expenses, adjusted EBITDA, adjusted EBITDA as a percentage of contribution ex-TAC, non-GAAP net income (loss) and non-GAAP earnings (loss) per share of Class A common stock—basic and diluted. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP financial measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.
Contribution ex-TAC is a non-GAAP financial measure. Gross profit is the most comparable GAAP financial measure, which is calculated as revenue less platform operations expense. In calculating contribution ex-TAC, we add back other platform operations expense to gross profit. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short- and long-term operational plans and make strategic decisions regarding the allocation of capital. “Traffic acquisition costs” or “TAC” represents amounts incurred and payable to suppliers for the cost of advertising media, third-party data and other add-on features related to our fixed cost per mille pricing option and certain arrangements related to our percentage of spend pricing option. In particular, we believe that contribution ex-TAC can provide a measure of period-to-period comparisons for all pricing options within our business. Accordingly, we believe that this measure provides information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP operating expenses is a non-GAAP financial measure. Total operating expenses is the most comparable GAAP financial measure. Non-GAAP operating expenses is defined by us as total operating expenses plus other expense, net, less TAC, stock-based compensation, depreciation, amortization, and certain other items that are not related to our core operations, such as acquisition and restructuring costs. Non-GAAP operating expenses is a key component in calculating adjusted EBITDA, which is one of the measures we use to provide our business outlook to the investment community. Additionally, non-GAAP operating expenses is used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. We believe that the elimination of TAC, stock-based compensation, depreciation, amortization and certain other items not related to our core operations provides another measure for period-to-period comparisons of our business, provides additional insight into our core controllable costs, and is a useful metric for investors because it allows them to evaluate our operational performance in the same manner as our management and board of directors.
Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense (income), net, income tax benefit (expense), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as Tax Receivable Agreement (the "TRA") remeasurement expense. Net income (loss) is the most comparable GAAP financial measure. Adjusted EBITDA as a percentage of contribution ex-TAC is a non-GAAP financial measure we calculate by dividing adjusted EBITDA by contribution ex-TAC for the period or periods presented. Net income (loss) as a percentage of gross profit is the most comparable GAAP financial measure.
Adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC are used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a measure for period-to-period comparisons of our business. Adjusted EBITDA as a percentage of contribution ex-TAC, a non-GAAP financial measure, is used by our management and board of directors to evaluate adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise TAC. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA as a percentage of contribution ex-TAC provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors.
Non-GAAP net income (loss) is a non-GAAP financial measure defined by us as net income (loss) adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as TRA remeasurement expense and the income tax effect of these adjustments. Net income (loss) is the most comparable GAAP financial measure. Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and additional insight into our core controllable costs. Accordingly, we believe that non-
GAAP net income (loss) provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.
Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is a non-GAAP financial measure defined by us as earnings (loss) per share of Class A common stock—basic and diluted, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as acquisition and restructuring costs as well as TRA remeasurement expense and the income tax effect of these adjustments. Earnings (loss) per share of Class A common stock—basic and diluted is the most comparable GAAP financial measure. Non-GAAP earnings (loss) per share of Class A common stock—basic and diluted is used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share of Class A common stock—basic and diluted provides information to investors and the market generally that aids in the understanding and evaluation of our results of operations in the same manner as our management and board of directors.
Basic non-GAAP earnings (loss) per share of Class A common stock is calculated by dividing the non-GAAP net income (loss) attributable to Class A common stockholders by the number of weighted-average shares of Class A common stock outstanding. Shares of our Class B common stock do not share in our earnings or losses and are therefore not participating securities. As such, separate presentation of basic and diluted non-GAAP earnings (loss) of Class B common stock under the two-class method has not been presented.
Diluted non-GAAP earnings (loss) per share of Class A common stock adjusts the basic non-GAAP earnings (loss) per share for the potential dilutive impact of shares of Class A common stock such as equity awards using the treasury-stock method and Class B common stock using the if-converted method. Diluted non-GAAP earnings (loss) per share of Class A common stock considers the impact of potentially dilutive securities except to the extent their inclusion would be anti-dilutive. Shares of our Class B common stock, restricted stock units ("RSUs"), performance stock units ("PSUs"), and nonqualified stock options ("NQSOs") are considered potentially dilutive shares of Class A common stock.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, the Company’s financial information calculated in accordance with GAAP and should not be considered measures of the Company’s liquidity. Further, these non-GAAP financial measures as defined by the Company may not be comparable to similar non-GAAP financial measures presented by other companies, including peer companies, and therefore comparability may be limited. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items. Management encourages investors and others to review Viant’s financial information in its entirety and not rely on a single financial measure.
Reconciliation of Non-GAAP Financial Measures
The following tables show the reconciliations of the Company’s non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.
The following table presents the calculation of gross profit and the reconciliation of gross profit to contribution ex-TAC for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$104,254	$77,853	$192,792	$148,495
Less: Platform operations	(58,710)	(41,970)	(110,875)	(82,050)
Gross profit	45,544	35,883	81,917	66,445
Add: Other platform operations	14,660	12,489	28,584	24,657
Contribution ex-TAC	$60,204	$48,372	$110,501	$91,102
The following table presents a reconciliation of total operating expenses to non-GAAP operating expenses for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Platform operations	$58,710	$41,970	$110,875	$82,050
Sales and marketing	20,474	15,484	36,751	29,713
Technology and development	10,840	7,691	17,978	14,602
General and administrative	18,082	12,696	34,998	26,977
Total operating expenses	108,106	77,841	200,602	153,342
Less:
Traffic acquisition costs	(44,050)	(29,481)	(82,291)	(57,393)
Stock-based compensation	(9,950)	(6,343)	(16,527)	(11,982)
Depreciation and amortization	(5,564)	(4,559)	(11,037)	(8,883)
Acquisition and restructuring costs(1)	(2,546)	(369)	(4,207)	(667)
Non-GAAP operating expenses	$45,996	$37,089	$86,540	$74,417
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three and six months ended June 30, 2026 and 2025.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(1,836)	$1,787	$(4,026)	$(1,520)
Add back (less):
Interest income, net	(1,254)	(1,484)	(2,616)	(3,208)
Provision for (benefit from) income taxes	(762)	(291)	(1,168)	(444)
Depreciation and amortization	5,564	4,559	11,037	8,883
Stock-based compensation	9,950	6,343	16,527	11,982
Acquisition and restructuring costs(1)	2,546	369	4,207	667
TRA remeasurement expense(2)	—	—	—	325
Adjusted EBITDA	$14,208	$11,283	$23,961	$16,685
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three and six months ended June 30, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the six months ended June 30, 2025.
The following table presents the calculation of net income (loss) as a percentage of gross profit and the calculation of adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited; in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit	$45,544	$35,883	$81,917	$66,445
Net income (loss)	$(1,836)	$1,787	$(4,026)	$(1,520)
Net income (loss) as a percentage of gross profit	(4)%	5%	(5)%	(2)%
Contribution ex-TAC	$60,204	$48,372	$110,501	$91,102
Adjusted EBITDA	$14,208	$11,283	$23,961	$16,685
Adjusted EBITDA as a percentage of contribution ex-TAC	24%	23%	22%	18%
The following table presents a reconciliation of net income (loss) to non-GAAP net income for the periods presented (unaudited; in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(1,836)	$1,787	$(4,026)	$(1,520)
Add back (less):
Stock-based compensation	9,950	6,343	16,527	11,982
Acquisition and restructuring costs(1)	2,546	369	4,207	667
TRA remeasurement expense(2)	—	—	—	325
Income tax benefit (expense) related to Viant Technology Inc.’s share of non-GAAP pre-tax income (loss)(3)	(791)	(487)	(1,203)	(653)
Non-GAAP net income	$9,869	$8,012	$15,505	$10,801
(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three and six months ended June 30, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the six months ended June 30, 2025.
(3)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three months ended June 30, 2026 and 2025 is calculated using assumed blended tax rates of 26% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
The following table presents a reconciliation of earnings (loss) per share of Class A common stock—basic and diluted to non-GAAP earnings (loss) per share of Class A common stock—basic and diluted for the periods presented (unaudited; in thousands, except per share data):

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share
Numerator
Net income (loss)	$(1,836)	$(1,836)	$1,787	$1,787
Adjustments:
Add back: Stock-based compensation	—	9,950	—	6,343
Add back: Acquisition and restructuring costs(1)	—	2,546	—	369
Income tax benefit (expense) related to Viant Technology Inc.'s share of non-GAAP pre-tax income (loss)(2)	—	(791)	—	(487)
Non-GAAP net income	(1,836)	9,869	1,787	8,012
Less: Net income (loss) attributable to noncontrolling interests(3)	(1,725)	6,891	1,497	6,407
Net income (loss) attributable to Viant Technology Inc.—basic	$(111)	$2,978	$290	$1,605
Add back: Reallocation of net income (loss) attributable to noncontrolling interest from the assumed exchange of RSUs and NQSOs for Class A common stock	—	—	90	377
Income tax benefit (expense) from the assumed exchange of dilutive securities for Class A common stock	—	—	(24)	(101)
Add back: Net income (loss) attributable to noncontrolling interests(3)	(1,725)	6,891	—	—
Income tax benefit (expense) related to the Company's share of non-GAAP pre-tax income (loss)(2)	—	(1,812)	—	—
Net income (loss) attributable to Viant Technology Inc.—diluted	$(1,836)	$8,057	$356	$1,881
Denominator
Weighted-average shares of Class A common stock outstanding —basic	19,695	19,695	15,996	15,996
Effect of dilutive securities:
RSUs	—	477	1,497	1,497
NQSOs	—	1,905	2,410	2,410
PSUs	—	—	—	—
Shares of Class B common stock	45,498	45,498	—	—
Weighted-average shares of Class A common stock outstanding —diluted	65,193	67,575	19,903	19,903

Earnings (loss) per share of Class A common stock—basic	$(0.01)	$0.15	$0.02	$0.10
Earnings (loss) per share of Class A common stock—diluted	$(0.03)	$0.12	$0.02	$0.09

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs	7,506	—	—	—
NQSOs	4,182	—	—	—
PSUs(4)	487	487	—	—
Shares of Class B common stock	—	—	46,696	46,696
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	12,175	487	46,696	46,696

(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the three months ended June 30, 2026 and 2025.
(2)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the three months ended June 30, 2026 and 2025 is calculated using assumed blended tax rates of 26% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
(3)The adjustment to net income attributable to noncontrolling interests represents stock-based compensation as well as acquisition and restructuring costs attributed to the noncontrolling interests outstanding during the period.
(4)Number of securities outstanding at the end of the period that were excluded from the computation of diluted non-GAAP earnings (loss) per share of Class A common stock because the performance conditions associated with these awards were not met assuming the end of the reporting period was the end of the performance period.

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share	Earnings (Loss) per Share	Non-GAAP Earnings (Loss) per Share
Numerator
Net loss	$(4,026)	$(4,026)	$(1,520)	$(1,520)
Adjustments:
Add back: Stock-based compensation	—	16,527	—	11,982
Add back: Acquisition and restructuring costs(1)	—	4,207	—	667
Add back: TRA remeasurement expense(2)	—	—	—	325
Income tax benefit (expense) related to Viant Technology Inc.'s share of non-GAAP pre-tax loss(3)	—	(1,203)	—	(653)
Non-GAAP net income (loss)	(4,026)	15,505	(1,520)	10,801
Less: Net income (loss) attributable to noncontrolling interests(4)	(3,460)	10,963	(620)	8,595
Net income (loss) attributable to Viant Technology Inc.—basic	$(566)	$4,542	$(900)	$2,206
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs and NQSOs for Class A common stock	—	—	—	495
Income tax benefit (expense) from the assumed exchange of dilutive securities for Class A common stock	—	—	—	(134)
Add back: Net income (loss) attributable to noncontrolling interests(4)	(3,460)	10,963	—	—
Income tax expense (benefit) related to the Company's share of non-GAAP pre-tax loss(3)	—	(2,882)	—	—
Net income (loss) attributable to Viant Technology Inc.—diluted	$(4,026)	$12,623	$(900)	$2,567
Denominator
Weighted-average shares of Class A common stock outstanding —basic	18,767	18,767	16,216	16,216
Effect of dilutive securities:
RSUs	—	732	—	2,222
NQSOs	—	1,886	—	2,749
PSUs	—	—	—	—
Shares of Class B Common stock	45,561	45,561	—	—
Weighted-average shares of Class A common stock outstanding —diluted	64,328	66,946	16,216	21,187

Earnings (loss) per share of Class A common stock—basic	$(0.03)	$0.24	$(0.06)	$0.14
Earnings (loss) per share of Class A common stock—diluted	$(0.06)	$0.19	$(0.06)	$0.12

Anti-dilutive shares excluded from earnings (loss) per share of Class A common stock—diluted:
RSUs	7,506	—	5,058	—
NQSOs	4,182	—	4,769	—
PSUs(5)	487	487	—	—
Shares of Class B common stock	—	—	46,696	46,696
Total shares excluded from earnings (loss) per share of Class A common stock—diluted	12,175	487	56,523	46,696

(1)Acquisition and restructuring costs primarily consist of costs incurred related to our contemplated and completed acquisitions for the six months ended June 30, 2026 and 2025.
(2)TRA remeasurement expense reflects the remeasurement of the TRA liability for the six months ended June 30, 2025.
(3)The estimated income tax effect of our share of income (loss) after non-GAAP reconciling items for the six months ended June 30, 2026 and 2025 is calculated using assumed blended tax rates of 26% and 27%, respectively, which represent our expected corporate tax rates, excluding discrete and non-recurring tax items.
(4)The adjustment to net income attributable to noncontrolling interests represents stock-based compensation as well as acquisition and restructuring costs attributed to the noncontrolling interests outstanding during the period.
(5)Number of securities outstanding at the end of the period that were excluded from the computation of diluted non-GAAP earnings (loss) per share of Class A common stock because the performance conditions associated with these awards were not met assuming the end of the reporting period was the end of the performance period.